                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) June 30, 1998


                            CARLYLE INDUSTRIES, INC.
               (Exact Name of Registrant as Specified in Charter)




  Delaware                     1-3462                           13-1574754
(State or Other              (Commission                      (IRS Employer
Jurisdiction of               File No.)                      Identification No.)
Incorporation)




One Palmer Terrace, Carlstadt, New Jersey                       07072
(Address of Principal Executive Offices)                      (Zip Code)



Registrant's telephone number, including area code (201) 935-6220



                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.


                  On June 30, 1998, Carlyle Industries, Inc., a Delaware corporation (the "Registrant"), through a wholly-owned subsidiary, Westwater Industries, Inc., a Delaware corporation, purchased from Westwater Enterprises, L.P., a Delaware limited partnership, substantially all of Westwater's operating assets (the "Acquired Assets"). Neither Westwater nor any of its affiliates had any material relationship with the Registrant or any of its affiliates, directors or officers, or any associate of any such director or officer.

                  In accordance with the terms and conditions of a certain Acquisition Agreement dated June 24, 1998 between the Registrant and Westwater, the Acquired Assets were purchased for approximately $2.8 million in cash, the assumption of approximately $700,000 in bank debt and a commitment to make payments totaling $2.0 million over three years contingent upon achievement of specified earnings levels. The purchase price was the result of arms length negotiations. The portion of the purchase price paid at the closing of the acquisition of the Acquired Assets was paid from the proceeds of a revolving credit facility to the Registrant from Fleet Bank, N.A. and the Registrant expects to make the contingent payments, if any, from funds generated from the operation of business associated with the Acquired Assets.

                  The Acquired Assets consist of the assets used by Westwater in connection with its business of importing and distributing craft products to major retail and craft chains, specialty stores and independent retailers (the "Business"), which business the Registrant intends to continue. The Business was conducted by Westwater from a leased facility in Mountainside, New Jersey. The Acquired Assets include all assets and property and associated rights and interests, real, personal, and mixed, tangible and intangible, of whatever kind, owned or used by Westwater in connection with the Business.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.


         (A)      FINANCIAL STATEMENTS.

                  (a)(1) Report of Independent Public Accountants to Westwater Enterprises, Inc. - April 3, 1998;

                  Balance Sheets of Westwater Enterprises, L.P. at December 31, 1997 and 1996, Statements of Income of Westwater Enterprises, L.P. for the years ended December 31, 1997 and 1996, Statements of Partners' Capital of Westwater Enterprises, L.P. for the years ended December 31, 1997 and 1996, Statements of Cash Flows of Westwater Enterprises, L.P. for the years ended December 31, 1997 and 1996, and Notes to Financial Statements of Westwater Enterprises, L.P. December 31, 1997 and 1996.

                  (a)(2) It is impractical to provide the interim financial statements required by this Item within the time this Current Report is required to be filed. Such pro forma financial statements will be filed as soon as practicable, but not more than 60 days after this Current Report is required to be filed.



         (B)      PRO FORMA FINANCIAL INFORMATION.


         It is impractical to provide the pro forma financial statements required by this Item within the time this Current Report is required to be filed. Such pro forma financial statements will be filed as soon as practicable, but not more than 60 days after this Current Report is required to be filed.


         (C)      EXHIBITS.

         (c)(1) Acquisition Agreement, dated June 30, 1998, by and between Carlyle Industries, Inc. and Westwater Enterprises, L.P. (omitting schedules and exhibits).(1)



--------
(1) The Registrant shall furnish all omitted schedules and exhibits to the Acquisition Agreement dated June 24, 1998 by and between Carlyle Industries, Inc. and Westwater Enterprises, L.P., upon the request of the Securities and Exchange Commission.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CARLYLE INDUSTRIES, INC.




                                       By: /s/ Edward F. Cooke
                                           -------------------------------------
                                           Vice President and Chief
                                           Financial Officer


Date:  July 15, 1998

                           WESTWATER ENTERPRISES, L.P.

                           FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 1997 AND 1996
                           TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Westwater Enterprises, L.P.:

We have audited the accompanying balance sheets of Westwater Enterprises, L.P., (a Delaware limited partnership) as of December 31, 1997 and 1996, and the related statements of income, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westwater Enterprises, L.P. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




Arthur Andersen LLP

New York, New York
April 3, 1998

                           WESTWATER ENTERPRISES, L.P.

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996



                                                                              1997          1996
                                                                           ----------    ----------
                                     ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                              $   40,737    $  459,111
    Accounts receivable, net of allowance for uncollectible accounts of
       $50,000 and $27,000 in 1997 and 1996, respectively                   1,683,670       855,236
    Due from general partner                                                  142,628            --
    Inventory                                                               2,358,085     1,120,441
    Investments, at market                                                    161,249       242,923
    Prepaid expenses and other current assets                                  44,295        49,853
                                                                           ----------    ----------
                 Total current assets                                       4,430,664     2,727,564

PROPERTY, PLANT AND EQUIPMENT, net (Note 3)                                   174,660       114,979
                                                                           ----------    ----------

OTHER ASSETS                                                                   20,520        33,090
                                                                           ----------    ----------

                 Total assets                                              $4,625,844    $2,875,633
                                                                           ==========    ==========

                LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
    Accounts payable                                                       $  770,327    $  394,630
    Commissions payable                                                       156,893        79,660
    Accrued and other expenses                                                115,521         9,164
    Loans payable                                                             225,986       250,118
                                                                           ----------    ----------
                 Total current liabilities                                  1,268,727       733,572
                                                                           ----------    ----------

LONG-TERM DEBT                                                                  7,825            --
                                                                           ----------    ----------

PARTNERS' CAPITAL
    General partner's initial contribution                                     10,000        10,000
    General partner's share of undistributed earnings                          29,526        17,413
    Limited partners' initial contributions                                   185,113       185,113
    Limited partners' share of undistributed earnings                       3,124,653     1,929,535
                                                                           ----------    ----------
                 Total partners' capital                                    3,349,292     2,142,061

                 Total liabilities and partners' capital                   $4,625,844    $2,875,633
                                                                           ==========    ==========


      The accompanying notes are an integral part of these balance sheets.

                           WESTWATER ENTERPRISES, L.P.


                              STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                        1997            1996
                                                    -----------     -----------
NET SALES                                           $ 9,222,185     $ 5,762,846

COST OF SALES                                         5,288,653       3,825,576
                                                    -----------     -----------
                 Gross profit                         3,933,532       1,937,270

OTHER EXPENSES (INCOME):
    Selling, general and administrative expenses      2,613,926       2,034,128
    Interest expense, net                                46,702          20,339
    Other income, net                                  (101,336)       (149,649)
                                                    -----------     -----------
                 Total other expenses                 2,559,292       1,904,818
                                                    -----------     -----------

                 Net income                         $ 1,374,240     $    32,452
                                                    ===========     ===========


        The accompanying notes are an integral part of these statements.

                           WESTWATER ENTERPRISES, L.P.

                         STATEMENTS OF PARTNERS' CAPITAL

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                           INITIAL CONTRIBUTION          UNDISTRIBUTED EARNINGS
                                        --------------------------    ---------------------------
                                          GENERAL        LIMITED        GENERAL         LIMITED
                                          PARTNER        PARTNERS       PARTNER         PARTNERS          TOTAL
                                        -----------    -----------    -----------     -----------     -----------
BALANCE, December 31, 1995              $    10,000    $   185,113    $    22,273     $ 2,410,759     $ 2,628,145

      Partners' distributions                    --             --         (4,323)       (428,014)    $  (432,337)

      Unrealized loss on investments             --             --           (862)        (85,337)    $   (86,199)

     Net income                                  --             --            325          32,127     $    32,452
                                        -----------    -----------    -----------     -----------     -----------

BALANCE, December 31, 1996                   10,000        185,113         17,413       1,929,535     $ 2,142,061

      Partners' distributions                    --             --             --          (4,007)    $    (4,007)

      Unrealized loss on investments             --             --         (1,629)       (161,373)    $  (163,002)

     Net income                                  --             --         13,742       1,360,498     $ 1,374,240
                                        -----------    -----------    -----------     -----------     -----------

BALANCE, December 31, 1997              $    10,000    $   185,113    $    29,526     $ 3,124,653     $ 3,349,292
                                        ===========    ===========    ===========     ===========     ===========


        The accompanying notes are an integral part of these statements.

                           WESTWATER ENTERPRISES, L.P.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                              1997            1996
                                                                          -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                            $ 1,374,240     $    32,452
    Adjustments to reconcile net income to net cash (used in)
       provided by operating activities-
          Non-cash recovery of bad debt                                       (81,329)       (329,122)
          Depreciation and amortization                                        38,899          30,880
          Changes in operating assets and liabilities-
              (Increase) decrease in accounts receivable                     (828,434)         17,833
              (Increase) decrease in due to/from affiliates                  (142,628)          2,775
              (Increase) decrease in inventory                             (1,237,644)        129,817
              Decrease (increase) in prepaid expense and other current
                 assets                                                         5,558          (4,584)
              Decrease (increase) in other assets                              12,570         (30,000)
              Increase in accounts payable                                    375,697         280,028
              Increase (decrease) in accrued expenses                         183,590         (83,843)
                                                                          -----------     -----------
                        Net cash (used in) provided by operating
                               activities                                    (299,481)         46,236
                                                                          -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                      (98,580)         (6,167)
                                                                          -----------     -----------
                        Net cash used in investing activities                 (98,580)         (6,167)
                                                                          -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net issuance (repayments) of Banker's Acceptances                         (43,380)        250,118
    Proceeds from loan payable                                                 37,111              --
    Repayment of loan payable                                                 (10,037)             --
    Partner distributions                                                      (4,007)       (432,337)
                                                                          -----------     -----------
                        Net cash used in financing activities                 (20,313)       (182,219)
                                                                          -----------     -----------

                        Decrease in cash and cash equivalents                (418,374)       (142,150)

CASH AND CASH EQUIVALENTS, beginning of year                                  459,111         601,261
                                                                          -----------     -----------

CASH AND CASH EQUIVALENTS, end of year                                    $    40,737     $   459,111
                                                                          ===========     ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
       Cash paid during the year for interest                             $    46,702     $    26,424
                                                                          ===========     ===========


        The accompanying notes are an integral part of these statements.

                           WESTWATER ENTERPRISES, L.P.


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996




1.  DESCRIPTION OF THE ORGANIZATION

Westwater Enterprises, L.P. (the "Partnership"), a Delaware limited partnership, is engaged in the manufacturing and trading of craft and gift oriented products. The general partner is Wychwood Trading Company ("Wychwood"), a Delaware corporation, with a one percent ownership interest. The limited partners collectively have a 99% ownership interest.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Cash and Cash Equivalents

The Partnership considers all short-term investments with maturities of three months or less when purchased to be cash equivalents. Cash and cash equivalents are stated at cost, which approximates market value.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventory consists exclusively of finished goods.

Investments

The Partnership applies the principles of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that marketable equity securities, other than equity securities accounted for by the equity method, be reported at fair value. The Partnerships' investments are classified as available-for-sale securities. The Partnership received these securities as settlement of amounts due from a customer pursuant to a plan of reorganization under Chapter 11 of the Bankruptcy Code. Unrealized gains and losses from these securities are reported as a component of partners' capital. For the years ended December 31, 1997 and 1996, unrealized losses amounted to $163,002 and $86,199, respectively. Cumulative unrealized holding losses amounted to $249,201 and $86,199 as of December 31, 1997 and 1996, respectively.

Property, Plant and Equipment

Property, plant and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the estimated useful life of the improvement or the length of the lease, whichever is shorter. Asset lives are 5 to 7 years for machinery and equipment, 7 to 10 years for furniture and fixtures, 5 years for leasehold improvements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Revenue Recognition

The Partnership recognizes revenues from product sales upon shipment to the customer. The substantial majority of the Partnership's product sales are to customers in the United States.

Income Taxes

The Partnership is organized as a limited partnership. Accordingly, no provision has been made for federal or state income tax. Partnership net income is allocated to the partners after allowing for General Partner compensation. (See
Note 4)


3.  PROPERTY, PLANT AND EQUIPMENT

                                                       1997              1996
                                                    ---------         ---------
Furniture, fixtures                                 $  46,607         $  46,607
Leasehold Improvements                                  6,835             6,834
Machinery and Equipment                               261,530           162,951
                                                    ---------         ---------
                                                      314,972           216,392
Less- Accumulated depreciation                       (140,312)         (101,413)
                                                    ---------         ---------
                 Total                              $ 174,660         $ 114,979
                                                    =========         =========

4.  RELATED PARTY TRANSACTIONS

The Partnership rents office space from 917 Mountain Avenue Associates. Several Partnership partners have ownership interests in 917 Mountain Avenue Associates. In addition, the Partnership sells product to the general partner, Wychwood, under the same pricing structure available to third parties. Sales to Wychwood amounted to $418,394 and $89,796 in 1997 and 1996, respectively. Accounts receivable from Wychwood amounted to $142,628 and $0 as of December 31, 1997 and 1996, respectively.

As of December 31, 1997, a note receivable in the amount of $17,430 was due from an employee and is included in prepaid expenses and other current assets on the accompanying balance sheet.

The Partnership pays salaries, which are expensed in the period incurred, to a limited partner and to the General Partner. Under the terms of the Partnership Agreement, the Partnership is required to compensate the General Partner $100,000 per annum.


5.  CREDIT AND SECURITY AGREEMENT

The Partnership has a $2,000,000 Credit and Security Agreement (the "Agreement") with Summit Bank which expires July 31, 1998. The agreement provides Letters of Credit subject to available collateral (the "Borrowing Base"), as defined, and Bankers Acceptances limited to $2,000,000. The Agreement is collateralized by the accounts receivable and inventory of the Partnership, and is also guaranteed by the General Partner and a limited partner. Charges on Banker's Acceptances are discounted at 2% per annum above the Bank's discount rate for Banker's Acceptances of equal tenor, (10.5% as of December 31, 1997). Letters of Credit outstanding as of December 31, 1997 and 1996 amounted to $364,184 and $235,839, respectively. Banker's Acceptances as of December 31, 1997 and 1996, included in loans payable in the accompanying balance sheets, amounted to $206,738 and $250,118, respectively.

In addition, as of December 31, 1997, a loan payable in the amount of $27,073, bearing interest at 0%, was outstanding. Maturity of long term debt is as follows:

                     1998              $ 19,248
                     1999                 7,825
                                       --------
                                       $ 27,073
                                       ========


6.  COMMITMENTS

The Partnership leases certain office space from an affiliate under an operating lease. Future minimum rental payments under all operating leases of $50,120 at December 31, 1997 are as follows:

                     1998              $ 46,920
                     1999                 3,200
                                       --------
                                       $ 50,120
                                       ========


Rent expense amounted to $51,790 and $48,544 for the years ended December 31, 1997 and 1996, respectively.

7.    CONCENTRATION OF CUSTOMERS

The Partnership extends credit to various companies in the retail and mass merchandising industry for the purchase of its merchandise which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other industry conditions and may, accordingly, impact the Partnership's overall credit risk. Although the Partnership generally does not require collateral, the Partnership performs ongoing credit evaluations of its customers and reserves for potential losses are maintained.

Aggregate sales to three customers amounted to $6,205,202 and $3,266,076 or 67% and 57% of net sales for the years ended December 31, 1997 and 1996, respectively. For the years ended December 31, 1997 and 1996, sales to customers with individual sales in excess of 10% of total revenue were $2,943,729, $ 2,189,332 and $1,072,141 and $1,384,584, $990,397 and $891,095, respectively.
Accounts receivable from these customers amounted to $1,089,882, $217,261 and $132,053 as of December 31, 1997 and $68,938, $157,655 and $150,541 as of
December 31, 1996.

Aggregate purchases from individual suppliers in excess of 10% of total purchases amounted to $4,727,016 and 2,014,165 for the years ended December 31, 1997 and 1996, respectively.


8.    SUBSEQUENT EVENT

On March 11, 1998, the Partnership sold all of its marketable securities for $322,268. In connection with this sale, the Partnership recorded a gain of $161,019.

                                  EXHIBIT INDEX


EXHIBIT NUMBER     EXHIBIT TITLE

(c)(1) Acquisition Agreement, dated June 30, 1998, by and between Carlyle Industries, Inc. and Westwater Enterprises, L.P.